Exhibit 10.15

[TO BE REPRINTED ON VARCO LETTERHEAD]

[Name of Recipient]

[Address]

[City, State ZIP]

Re: Your 20     Award of Deferred Stock Units

Dear [Name]:

This letter sets forth the terms and conditions of the award of Deferred Stock Units to you (your “20     Award”) as an independent director of Varco International, Inc. (the “Company”). Your 20     Award has been granted under The 2003 Equity Participation Plan of Varco International, Inc. (the “Plan”) and represents the right to receive shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), on a deferred basis subject to certain terms and conditions set forth herein and in the Plan.

Your 20     Award is governed by the terms of the Plan and this letter (“Award Letter”). The Company’s Board of Directors is the Administrator of the Plan for purposes of your 20     Award. A copy of the Plan prospectus is enclosed for your information. You are encouraged to read the Plan and the Plan prospectus carefully. A copy of the Plan is available upon request. Unless otherwise defined herein, the capitalized terms in this Award Letter are defined in the Plan. YOU ARE ENCOURAGED TO CONSULT A TAX ADVISOR AS TO THE TAX CONSEQUENCES OF YOUR 20     AWARD AND SUBSEQUENT DISTRIBUTION OF COMMON STOCK.

Terms and Conditions of your 20     Award.

A. Award Date. The Award Date for your 20     Award is January     , 20     (i.e., the last Wednesday in January, 20    ).

B. Number of Shares. The number of shares of Common Stock underlying your 20     Award is                      (            ). The number of shares of Common Stock underlying your 20     Award is equal to forty-five thousand dollars ($45,000) divided by              (            ), the closing price for a share of Common Stock on the Award Date (as reported on the New York Stock Exchange), rounded up to the nearest whole share of Common Stock.

C. Vesting Schedule. Subject to the terms and conditions of this Award Letter and the Plan, the shares of Common Stock underlying your 20     Award shall fully vest upon the earlier of:

(i) the first anniversary of the Award Date (the “Vesting Date”), conditioned upon your continuation as a director of the Company on such date; or

(ii) the date upon which you incur a Termination of Directorship by reason of your death or disability (as determined by the Administrator, in its sole discretion); or

(ii) the date upon which you incur a Termination of Directorship by reason of your retirement (as determined by the Administrator, in its sole discretion).

D. Form and Time of Payment. Your vested 20     Award shall be distributed to you in the form of shares of the Company’s Common Stock. You are not entitled to any shares of Common Stock if your 20     Award has not vested. Notwithstanding that your 20     Award may have vested, you are not entitled to any shares of Common Stock until your Distribution Date (as defined below). The shares of Common Stock underlying your vested 20     Award shall be distributed to you on the date (the “Distribution Date”) elected by you in writing within 30 days following the Award Date on a form acceptable to the Administrator. You may not elect a Distribution Date that is earlier than the Vesting Date for your 20     Award. If you have not elected a Distribution Date within the required time period, you shall automatically be deemed to have elected the date of your Termination of Directorship as your Distribution Date.

E. Transferability. Your rights under your 20     Award and this Award Letter are not assignable or transferable, except by will or the laws of descent and distribution or pursuant to a DRO, as further described in the Plan, except that upon the prior consent of the Administrator, you may transfer your 20     Award to a “family member” (as defined under the instructions to use of Form S-8). Any such transfer must be made in accordance with the terms of Section 11.1(b) of the Plan and any other terms and conditions prescribed by the Administrator, in its sole discretion.

F. Rights as a Stockholder. You shall not be, nor have any of the rights or privileges of a stockholder of the Company, including no right to vote or to receive dividends or other distributions, in respect of the shares of Common Stock underlying your 20     Award unless and until the shares of Common Stock are issued to you on the Distribution Date.

G. The Plan. This Award Letter is subject to all the provisions of the Plan and the Plan’s provisions are hereby made a part of this Award Letter. This Award Letter is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Award Letter and the Plan, the provisions of the Plan shall control.

If you have any questions or comments, please contact Ken Nibling at (281) 953-2222.

Sincerely,

[Name]
[Title]

THE 2003 EQUITY PARTICIPATION PLAN

OF

VARCO INTERNATIONAL, INC.

DEFERRED STOCK UNITS

DISTRIBUTION ELECTION FORM

Name:	Social Security No.:

In connection with your receipt of a 20     Award of Deferred Stock Units under The 2003 Equity Participation Plan of Varco International, Inc. (the “Plan”), you have the option of selecting the timing of the payment, if any, of your 20     Award. Your 20     Award is expected of be granted as of January     , 20    .

Please complete this election form and return it to Ken Nibling, the Company’s Vice President Human Resources and Administration. This form must be submitted no later than 30 days following the date upon which your 20     Award has been granted.

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I elect the following Distribution Date with respect to the shares of Common Stock underlying my 20     Award of Deferred Stock Units (check one):

1)	☐ Upon the one year anniversary of the date of grant of the 20 Award; or

2)	☐ Upon the five year anniversary of the date of grant of the 20 Award; or

3)	☐ Upon my Termination of Directorship.

I understand that if I have not elected a Distribution Date within 30 days following the date upon which my award was granted, I will automatically be deemed to have elected the date of my Termination of Directorship as my Distribution Date.

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Please retain a copy of this Distribution Election Form for your records.

Signature	Date Signed

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